Exhibit 99.1
AGILITI ANNOUNCES FINANCIAL RESULTS FOR SECOND QUARTER 2022
Minneapolis, Minn.--(BUSINESS WIRE)— August 9, 2022 – Agiliti Inc. (NYSE: AGTI) (“Agiliti”), a nationwide provider of healthcare technology management and service solutions to the United States healthcare industry, today announced its financial results for the quarter ended June 30, 2022, and reaffirmed its full-year financial guidance with results expected at the lower end of its range.
Second Quarter 2022 Highlights
•Revenue growth of 9 percent to $274 million
•Net income of $5.0 million, up $10.2 million from the prior year period; diluted income per share of $0.04, up $0.08 per share from the prior year period
•Adjusted EBITDA1 of $70 million compared to $78 million in the prior year period; Adjusted Earnings Per Share1 of $0.19 compared to $0.23 in Q2 of 2021
•Total debt of $1,091 million; Net debt1 of $1,074 million; and, Net Leverage ratio1 of 3.3x

“While our outlook remains largely on track for the full year, our results in Q2 were impacted by the unexpected, temporary deferral of time-and-materials work on our government medical device stockpile management agreement, as well as lower than expected medical device rental utilization—two short-term factors that have caused modest variability in our results throughout the Covid-19 era,” said Tom Leonard, Chief Executive Officer. “Nearly offsetting those impacts and giving us confidence in our full-year guidance range is the continued strength of our underlying business and better than expected performance resulting from the integration of our 2021 acquisitions of Northfield Medical and Sizewise.”
Second Quarter 2022 Financial Results
Total revenue for the three months ended June 30, 2022, was $274.0 million, representing a 9.4 percent increase from total revenue of $250.5 million for the same period of 2021. Total revenue for the six months ended June 30, 2022, was $568.4 million, representing a 17.0 percent increase from total revenue of $485.8 million for the same period of 2021.
Net income for the three months ended June 30, 2022, was $5.0 million, a $10.2 million increase from the same period of 2021. Net income for the six months ended June 30, 2022, was $24.9 million, a $20.5 million increase from net income of $4.4 million for the same period of 2021.
Adjusted EBITDA1 for the three months ended June 30, 2022, was $69.6 million, a 10.4 percent decrease from Adjusted EBITDA1 of $77.7 million for the same period of 2021. Adjusted EBITDA1 for the six months ended June 30, 2022, was $158.7 million, a 3.2 percent decrease from Adjusted EBITDA1 of $163.9 million for the same period of 2021.
2022 Financial Guidance
The company maintains its guidance for 2022 as follows with results expected at the lower end of each range:
•Revenue of $1,160 - $1,190 million
•Adjusted EBITDA of $305-315 million2
•Adjusted earnings per share of $0.89 – 0.94 per share2
•Capex investment now expected in the range of $75 to $85 million
_________________________
1Non-GAAP Measures. See further discussion below.
2With regard to the non-GAAP Adjusted EBITDA guidance and adjusted earnings per share guidance provided above, a reconciliation to GAAP net income has not been provided as the quantification of certain items included in the calculation of GAAP net income cannot be calculated or predicted at this time without unreasonable efforts. For example, the non-GAAP adjustment for stock-based compensation expense requires additional inputs such as number of shares granted and market price that are not currently ascertainable, and the non-GAAP adjustment for certain reserves and expenses depends on the timing and magnitude of these expenses and cannot be accurately forecasted. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on its future GAAP financial results. See further discussion below regarding historical Adjusted EBITDA and historical adjusted earnings per share.
Conference Call Information
Agiliti will hold a conference call to discuss its second quarter 2022 results on Tuesday, August 9, at 5 p.m. Eastern Time (4 p.m. Central Time).
The conference call can be accessed live over the phone by dialing 1-877-407-0792 or for international callers, 1-201-689-8263. A replay will be available two hours after the call and can be accessed by dialing 1-844-512-2921, or for international callers, 1-412-317-6671. The passcode for the live call and the replay is 13731000. The replay will be available until August 16, 2022.
Interested investors and other parties may also listen to a simultaneous webcast of the conference call by visiting the Agiliti Investor Relations site at https://investors.agilitihealth.com. The online replay will be available for a limited time shortly following the call.
About Agiliti
Agiliti is an essential service provider to the U.S. healthcare industry with solutions that help support a more efficient, safe and sustainable healthcare delivery system. Agiliti serves more than 9,000 national, regional and local acute care and alternate site providers across the U.S. For more than eight decades, Agiliti has delivered medical equipment management and service solutions that help healthcare providers reduce costs, increase operating efficiencies and support optimal patient outcomes.
CONTACT:
Kate Kaiser
Corporate Communication and Investor Relations
kate.kaiser@agilitihealth.com
Forward-Looking Statements
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release are forward-looking in time, including financial outlook and other preliminary results, and involve risks and uncertainties. The following factors, among others, could adversely affect our business, operations and financial condition causing our actual results to differ materially from those expressed in any forward-looking statements: our history of net losses and substantial interest expense; our need for substantial cash to operate and expand our business as planned; our substantial outstanding debt and debt service obligations; restrictions imposed by the terms of our debt; a decrease in the number of patients our customers are serving; our ability to effect change in the manner in which health care providers traditionally procure medical equipment; the absence of long-term commitments with customers including our agreement with HHS/ASPR; our ability to renew contracts with group purchasing organizations and integrated delivery networks; changes in reimbursement rates and policies by third-party payors; the impact of health care reform initiatives; the impact of significant regulation of the health care industry and the need to comply with those regulations; the effect of prolonged negative changes in domestic and global economic conditions; difficulties or delays in our continued expansion into certain of our businesses/geographic markets and developments of new businesses/geographic markets; additional credit risks in increasing business with home care providers and nursing homes, impacts of equipment product recalls or obsolescence; increases in vendor costs that cannot be passed through to our customers; and other Risk Factors as detailed in our annual report on Form 10-K.

Agiliti, Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except share and per share information)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue	$273,984	$250,543	$568,428	$485,788
Cost of revenue	175,819	151,435	346,636	285,358
Gross margin	98,165	99,108	221,792	200,430
Selling, general and administrative expense	82,121	81,056	168,259	150,279
Operating income	16,044	18,052	53,533	50,151
Loss on extinguishment of debt	1,418	10,116	1,418	10,116
Interest expense	11,261	11,713	21,925	29,733
Income (loss) before income taxes and noncontrolling interest	3,365	(3,777)	30,190	10,302
Income tax (benefit) expense	(1,698)	1,394	5,207	5,890
Consolidated net income (loss)	5,063	(5,171)	24,983	4,412
Net income attributable to noncontrolling interest	65	27	93	57
Net income (loss) attributable to Agiliti, Inc. and Subsidiaries	$4,998	$(5,198)	$24,890	$4,355

Basic income (loss) per share	$0.04	$(0.04)	$0.19	$0.04
Diluted income (loss) per share	$0.04	$(0.04)	$0.18	$0.04

Weighted-average common shares outstanding:
Basic	132,556,645	122,908,065	131,856,267	111,071,756
Diluted	138,697,206	122,908,065	137,932,546	118,760,837

Agiliti, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share information)
(unaudited)

	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$16,524	$74,325
Accounts receivable, less allowance for credit losses of $3,206 and $2,902	215,862	209,308
Inventories	59,137	55,307
Prepaid expenses	14,580	18,549
Other current assets	12,645	395
Total current assets	318,748	357,884
Property and equipment, net	251,490	258,370
Goodwill	1,218,329	1,213,121
Operating lease right-of-use assets	85,669	80,676
Other intangibles, net	530,474	573,159
Other	34,627	32,537
Total assets	$2,439,337	$2,515,747
Liabilities and Equity
Current liabilities:
Current portion of long-term debt	$17,735	$17,534
Current portion of operating lease liability	23,198	22,826
Current portion of obligation under tax receivable agreement	29,710	29,187
Accounts payable	56,513	53,851
Accrued compensation	23,309	47,951
Accrued interest	3,490	3,473
Deferred revenue	9,207	5,808
Other accrued expenses	26,767	27,900
Total current liabilities	189,929	208,530
Long-term debt, less current portion	1,073,016	1,174,968
Obligation under tax receivable agreement, pension and other long-term liabilities	31,179	29,629
Operating lease liability, less current portion	73,122	63,241
Deferred income taxes, net	143,381	143,307
Commitments and contingencies
Equity:
Common stock, $0.0001 par value; 350,000,000 shares authorized; 133,188,231 and 130,950,061 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	13	13
Additional paid-in capital	938,906	938,888
Accumulated deficit	(19,596)	(44,486)
Accumulated other comprehensive income	9,221	1,537
Total Agiliti, Inc. and Subsidiaries equity	928,544	895,952
Noncontrolling interest	166	120
Total equity	928,710	896,072
Total liabilities and equity	$2,439,337	$2,515,747

Agiliti, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2022		2021
Cash flows from operating activities:
Consolidated net income	$24,983		$4,412
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	46,412		52,884
Amortization	47,119		40,955
Loss on extinguishment of debt	1,418		7,716
Remeasurement of tax receivable agreement	—		4,345
Provision for credit losses	279		573
Provision for inventory obsolescence	568		2,226
Non-cash share-based compensation expense	10,206		5,766
Gain on sales and disposals of equipment	(256)		(840)
Deferred income taxes	(2,567)		4,694
Changes in operating assets and liabilities:
Accounts receivable	(8,833)		6,047
Inventories	(4,398)		(1,414)
Other operating assets	(579)		(412)
Accounts payable	8,702		5,352
Other operating liabilities	(21,916)		(24,796)
Net cash provided by operating activities	101,138		107,508
Cash flows from investing activities:
Medical equipment purchases	(22,823)		(16,269)
Property and office equipment purchases	(12,776)		(10,612)
Proceeds from disposition of property and equipment	1,763		2,013
Acquisitions, net of cash acquired	(3,125)		(450,198)
Net cash used in investing activities	(36,961)		(475,066)
Cash flows from financing activities:
Proceeds under debt arrangements	20,000		233,052
Payments under debt arrangements	(123,824)		(359,805)
Payments of principal under finance lease liability	(4,484)		(4,270)
Payments of deferred financing costs	—		(229)
Payments under tax receivable agreement	—		(748)
Distributions to noncontrolling interests	(47)		(83)
Proceeds from exercise of stock options	1,971		373
Dividend and equity distribution payment	(906)		(924)
Proceeds from issuance of common stock	—		401,441
Stock issuance costs	—		(4,084)
Shares forfeited for taxes	(14,367)		—
Payments of contingent consideration	(321)		—
Net cash (used in) provided by financing activities	(121,978)	—	264,723
Net change in cash and cash equivalents	(57,801)	74,325	(102,835)
Cash and cash equivalents at the beginning of period	74,325	74,325	206,505
Cash and cash equivalents at the end of period	$16,524	74,325	$103,670

Use of non-GAAP information
This press release contains non-GAAP measures, including EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted EPS, Net Debt and Net Leverage Ratio. We use these internally as measures of operational performance, or liquidity, as applicable, and disclose them externally to assist analysts, investors and lenders in their comparisons of operational performance, valuation and debt capacity across companies with differing capital, tax and legal structures. We believe the investment community frequently uses these measures in the evaluation of similarly situated companies. Adjusted EBITDA is also used by the Company as a factor to determine the total amount of incentive compensation to be awarded to executive officers and other employees. EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted EPS, Net Debt and Net Leverage Ratio, however, are not measures of financial performance under accounting principles generally accepted in the United States of America (“GAAP”) and should not be considered as alternatives to, or more meaningful than, net income as measures of operating performance or to cash flows from operating, investing or financing activities or to total debt as measures of liquidity or debt capacity. Since EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted EPS, Net Debt and Net Leverage Ratio are not measures determined in accordance with GAAP and are thus susceptible to varying interpretations and calculations, these measures, as presented, may not be comparable to other similarly titled measures of other companies. EBITDA, Adjusted EBITDA, and Adjusted Net Income do not represent amounts of funds that are available for management’s discretionary use. EBITDA and Adjusted EBITDA presented may not be the same as EBITDA and Adjusted EBITDA calculations as defined in the First Lien Credit Facilities. EBITDA is defined as earnings attributable to Agiliti, Inc.before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding non-cash share-based compensation expense, management fees and other non-recurring gains, expenses, or losses, transaction costs, remeasurement of the tax receivable agreement and loss on extinguishment of debt. LTM Adjusted EBITDA represents the last twelve months (“LTM”) of Adjusted EBITDA.
Agiliti, Inc. and Subsidiaries
Non-GAAP Financial Measure: Adjusted EBITDA
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net income (loss) attributable to Agiliti, Inc. and Subsidiaries	$4,998	$(5,198)	$24,890	$4,355
Interest expense	11,261	11,713	21,925	29,733
Income tax (benefit) expense	(1,698)	1,394	5,207	5,890
Depreciation and amortization	46,711	48,250	91,542	91,814
EBITDA	61,272	56,159	143,564	131,792
Non-cash share-based compensation expense	5,569	3,355	10,206	5,766
Management and other expenses	—	7,064	—	7,626
Transaction costs (1)	1,295	801	3,521	4,252
Tax receivable agreement remeasurement	—	197	—	4,345
Loss on extinguishment of debt (2)	1,418	10,116	1,418	10,116
Adjusted EBITDA	$69,554	$77,692	$158,709	$163,897
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(1) Transaction costs represent costs associated with potential and completed mergers and acquisitions and are primarily related to the Northfield and Sizewise acquisitions.
(2) Loss on extinguishment of debt for the six months ended June 30, 2022 consists of the write-off of the unamortized debt discount related to the partial prepayment of the First Lien Term Loan. Loss on extinguishment of debt for the six months ended June 30, 2021 consists of the write-off of the unamortized deferred financing costs and debt discount and an additional 1% redemption price related to the repayment of our Second Lien Term Loan and the write-off of the unamortized deferred financing cost related to the amendment of our Revolving Credit Facility.

Agiliti, Inc. and Subsidiaries
Non-GAAP Financial Measure: Adjusted Net Income and Adjusted EPS
(in thousands, except share and per share information)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net income (loss) attributable to Agiliti, Inc. and Subsidiaries	$4,998	$(5,198)	$24,890	$4,355
Amortization	22,797	21,582	45,130	38,930
Non-cash share-based compensation expense	5,569	3,355	10,206	5,766
Management and other expenses	—	7,064	—	7,626
Transaction costs (1)	1,295	801	3,521	4,252
Tax receivable agreement remeasurement	—	197	—	4,345
Loss on extinguishment of debt (2)	1,418	10,116	1,418	10,116
Income tax benefit associated with pre-tax adjustments (3)	(10,276)	(8,267)	(18,245)	(13,728)
Adjusted net income	$25,801	$29,650	$66,920	$61,662

Weighted average shares outstanding - diluted	138,697	130,699	137,933	118,761
Adjusted EPS	$0.19	$0.23	$0.49	$0.52
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(1) Transaction costs represent costs associated with potential and completed mergers and acquisitions and are primarily related to the Northfield and Sizewise acquisitions.
(2) Loss on extinguishment of debt for the six months ended June 30, 2022 consists of the write-off of the unamortized debt discount related to the partial prepayment of the First Lien Term Loan. Loss on extinguishment of debt for the six months ended June 30, 2021 consists of the write-off of the unamortized deferred financing costs and debt discount and an additional 1% redemption price related to the repayment of our Second Lien Term Loan and the write-off of the unamortized deferred financing cost related to the amendment of our Revolving Credit Facility.
(3) Income tax benefit associated with pre-tax adjustments represents the tax benefit or provision associated with the reconciling items between net income and Adjusted Net Income and includes both the current and deferred income tax impact of the adjustments. To determine the aggregate tax effect of the reconciling items, we utilized statutory income tax rates ranging from 0% to 26%, depending upon the applicable jurisdictions of each adjustment.

Agiliti, Inc. and Subsidiaries
Non-GAAP Financial Measure: Net Debt and Net Leverage Ratio
(in millions)

June 30, 2022
Revolving Loan, due 2026	$20.0
First Lien Term Loan, due 2026	1,059.2
Finance lease liability	25.3
Less: Unamortized Deferred Financing Costs and Debt Discount	(13.8)
Total Debt	$1,090.7
Less: Cash	(16.5)
Net Debt	$1,074.2

LTM Adjusted EBITDA	$325.5

Net Leverage	3.3x